Ex-99.1

FOR IMMEDIATE RELEASE

INRAD OPTICS’ JOE RUTHERFORD ANNOUNCES RETIREMENT, AMY ESKILSON APPOINTED NEW CEO AND PRESIDENT

NORTHVALE, NJ, SEPTEMBER 17 – Inrad Optics, Inc. (OTCBB: INRD) President and CEO, Joe Rutherford, announced his intention to retire as President and CEO effective September 30, 2012. Mr. Rutherford will remain with the Company as a member of the Board of Directors.

Inrad Optics board of directors has appointed Amy Eskilson as President and CEO, effective October 1, 2012.

Joe Rutherford stated, “I am very proud of what we have accomplished during my tenure, and I have thoroughly enjoyed leading the Inrad Optics organization these past 4 years. I am also pleased to transfer the leadership role to a seasoned professional with a tremendous track record in our industry. During the past year, Amy has demonstrated her skills as a strong leader and an excellent communicator. She has a solid understanding of the Photonics industry and is a passionate ‘customer first’ advocate.”

Ms. Eskilson began her tenure with Inrad Optics in February of 2011 as Vice President of Sales and Marketing. Her career in the Photonics industry began in 1992 with Thorlabs, a photonic tools catalog company, where she also served as Director of Business Development from 2001 to 2011. During her career she was involved in photonic industry start-ups Nova Phase, Menlo Systems, and Idesta Quantum Electronics.

Ms. Eskilson said of her new role, “I am excited to lead the Inrad Optics organization. I am honored to have the confidence of the board, and to be part of an organization so rich with talent and capability.”

Chairman Jan Winston commented on behalf of the entire board, “We very much appreciate Joe’s considerable accomplishments and dedicated service to Inrad Optics. He has successfully led the company through a very difficult period for our industry and is retiring and leaving Inrad Optics well positioned for the future. We are pleased that Amy Eskilson has accepted this critical leadership role and look forward to her success in the coming years.”

About Inrad Optics

Inrad Optics is a manufacturer of exceptional quality crystalline materials and devices, fabricated high precision glass, and metal optical components. Originally founded as Inrad, Inc., the organization matured via organic and acquired growth as Photonic Products Group, Inc., and in January 2012 announced its name change to Inrad Optics. Vertically integrated, manufacturing expertise includes solution and high temperature crystal growth, extensive optical fabrication capabilities, including precision diamond turning and the handling of large substrates, optical coatings and extensive in-process metrology. Inrad Optics’ customers include leading corporations in defense, aerospace, process control and metrology, medical and industrial laser sectors of the photonics industry, as well as government, national laboratory and university customers worldwide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as "believes", "expects", “should”, "will", "plan", “anticipate”, “probably”, “targeting” or similar words. Such forward-looking statements, such as our expectation for revenues, new orders, and improved results involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward looking statements are, but are not limited to, uncertainties in market demand for the company's products or the products of its customers, future actions by competitors, inability to deliver product on time, inability to develop new business, inability to retain key employees or hire new employees, and other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission including our Annual Report on Form 10-K for the year ended December 31, 2011. The forward looking statements made in this news release are made as of the date hereof and Inrad Optics, Inc. does not assume any obligation to update publicly any forward looking statement.